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                                                                    Exhibit 23.2



                         Consent of Independent Auditors


     We consent to the reference to ourfirm under the caption "Experts" and to the use of our report dated January 28, 2000 in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-93873) and related Prospectus of SpectraSite Holdings, Inc., for the registration of 25,734,265 shares of its common stock, with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1997, December 31, 1998 and September 30, 1999 and for the period from inception (April 25, 1997) to December 31, 1997, for the year ended December 31, 1998 and for the nine months ended September 30, 1999 and our report dated March 27, 1998, with respect to the consolidated financial statements of SpectraSite's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997.

                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
January 28, 2000